Exhibit 99.2

FOR IMMEDIATE RELEASE

The Laclede Group and Energy Transfer Announce the Purchase and Sale

of Southern Union Company’s Missouri Gas Energy

and New England Gas Company Assets for $1.035 Billion

Represents Transformative Opportunity for Laclede and Nearly Doubles Scale

Continues Energy Transfer’s Plan to Focus on Core Asset Optimization

ST. LOUIS, MO and DALLAS, TX – December 17, 2012 – The Laclede Group, Inc. (NYSE: LG) (“Laclede”), Energy Transfer Equity, L.P. (NYSE: ETE) (“ETE”) and Energy Transfer Partners, L.P. (NYSE: ETP) (“ETP”) today announced that two newly formed subsidiaries of Laclede have entered into definitive purchase and sale agreements with Southern Union Company (“Southern Union”), an affiliate of ETE and ETP, pursuant to which Laclede will acquire the assets of Southern Union’s Missouri Gas Energy (“MGE”) and New England Gas Company (“NEG”) divisions (collectively, the “Utilities”). The value of the transaction is $1.035 billion, subject to customary closing adjustments, comprised of $1.015 billion in cash and nearly $20 million of assumed NEG debt. The Utilities had combined revenues of approximately $517 million for the twelve months ended September 30, 2012, Laclede’s fiscal year end, and serve over 500,000 customers in western Missouri and over 50,000 in Massachusetts. Laclede expects the transaction to be neutral to its earnings per share in the first full year after close and accretive thereafter. This transaction is expected to close before the end of the third quarter of calendar 2013.

“This investment is transformative for Laclede in accelerating our growth strategy. It provides the opportunity for us to leverage our shared services approach, larger scale, and operational expertise to increase the value we provide to both shareholders and customers,” said Suzanne Sitherwood, president and chief executive officer of Laclede. “MGE and NEG will effectively double our size by increasing our utility customer base from approximately 630,000 to nearly 1.2 million in an industry and a state in which we have over 150 years’ experience.”

“Like MGE and NEG, Laclede has a longstanding focus on safety and reliability for its customers and employees. We look forward to welcoming the customers and employees of MGE and NEG to Laclede and working with the Missouri and Massachusetts regulators,” Ms. Sitherwood added.

“This transaction continues our efforts to streamline and integrate our asset portfolio through the divestiture of non-core assets,” said Kelcy Warren, ETP’s chief executive officer and chairman of the board of directors. “We are pleased to be selling to a buyer that remains committed to maintaining high standards of service quality and operational excellence for the customers and employees of Missouri Gas Energy and New England Gas Company.”

Compelling Strategic Rationale for Laclede

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Transformative transaction. These Utilities are ideal in terms of size and scope. By leveraging Laclede’s core gas utility expertise and further expanding its footprint, it will be able to support growth initiatives in new markets with new customers. In addition, with a significantly larger market capitalization and enterprise value, the company expects to have improved trading liquidity and better access to the capital markets.

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Strong geographic and regulatory fit. With this transaction, Laclede will serve Missouri’s two largest metropolitan areas. The company knows MGE’s leadership well and has a constructive working relationship with Missouri regulators. It looks forward to building on NEG’s relationship with Massachusetts regulators.

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Earnings and cash flow accretive. The transaction is expected to be neutral to Laclede’s earnings per share in the first full year following closing and accretive thereafter. The transaction is expected to be immediately accretive to cash flow, will increase the company’s share of earnings generated from stable regulated utility operations, and will support the dividend.

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Significant stakeholder benefits. Laclede and the Utilities have a history of providing safe and reliable service to customers, a shared focus on maintaining a safe work environment, and a reputation for employing the most highly trained employees in the industry. The company expects to build upon this history by leveraging its organizational strengths and business processes to enable future growth and higher quality operations to benefit all stakeholders.

Financing

The transaction is supported by a fully committed $1.020 billion bridge facility with Wells Fargo Bank, National Association, as well as existing company cash. The permanent financing is anticipated to be a combination of long-term debt and equity.

Timing and Approvals

This transaction is expected to close before the end of the third quarter of calendar 2013, subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable regulatory approvals from the Missouri Public Service Commission and the Massachusetts Department of Public Utilities. No shareholder or unitholder approval is required to complete the transaction, and each of the entities has received all necessary board of directors’ approvals.

Advisors

Wells Fargo Securities, LLC is acting as financial advisor to Laclede. Akin Gump Strauss Hauer & Feld LLP is acting as legal counsel to Laclede. Credit Suisse Securities (USA) LLC is acting as exclusive financial advisor to ETE, ETP and Southern Union with Latham & Watkins LLP acting as legal counsel.

Conference Call and Webcast

At 7:30 a.m. Central (8:30 a.m. Eastern) today, Laclede will host a conference call to discuss the transaction. To access the call, please dial the number below 5-10 minutes prior to the start time.

U.S./Canada:	1-866-610-1072
International:	1-973-935-2840

Conference ID:	81985961

The call will also be webcast in a listen-only format for the media and general public. The webcast can be accessed at www.TheLacledeGroup.com under the Investor Services tab.

A replay of the call will be available beginning at 11 a.m. Central (12 Noon Eastern) on December 17 and continuing until December 24, 2012, by dialing 1-855-859-2056 (U.S./Canada) or 1-404-537-3406. The Conference ID is 81985961. The webcast will be available for replay beginning December 17, at www.TheLacledeGroup.com.

The Laclede Group, Inc. (NYSE: LG), headquartered in St. Louis, Missouri, is a public utility holding company. Its subsidiary, Laclede Gas Company, the regulated operations of which are included in the Regulated Gas Distribution segment, serves approximately 630,000 residential, commercial and industrial customers in St. Louis City and parts of 10 counties in eastern Missouri. Laclede’s primary non-utility business, Laclede Energy Resources, Inc., included in the Non-Regulated Gas Marketing segment, provides non-regulated natural gas services. Laclede Group is committed to pursuing growth through 1) developing and investing in emerging technologies; 2) investing in infrastructure; 3) acquiring businesses to which the Company can apply its operating model, and 4) leveraging its current business unit competencies. For more information about Laclede and its subsidiaries, visit www.TheLacledeGroup.com.

Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership, which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE:ETP) and approximately 50.2 million ETP limited partner units; and owns the general partner and 100% of the IDRs of Regency Energy Partners LP (NYSE:RGP) and approximately 26.3 million RGP limited partner units. ETE also owns a non-controlling interest in a corporation (ETP Holdco Corporation) that owns Southern Union Company and Sunoco, Inc. The ETE family of companies owns approximately 69,000 miles of natural gas, natural gas liquids, refined products, and crude pipelines. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.

Energy Transfer Partners, L.P. (NYSE:ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently has natural gas operations that include approximately 24,000 miles of gathering and transportation pipelines, treating and processing assets, and storage facilities. ETP also owns the general partner interests, 100% of the incentive distribution rights, and a 32.4% limited partnership interest in Sunoco Logistics Partners L.P. (NYSE:SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP also holds a 70% interest in Lone Star NGL, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. In addition, ETP holds controlling interest in a corporation (ETP Holdco Corporation) that owns Southern Union Company and

Sunoco, Inc. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE:ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.

CAUTIONARY STATEMENTS ON FORWARD-LOOKING INFORMATION

This press release may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the transaction described above, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond the control of the management teams of ETE, ETP, Southern Union or Laclede. Among those is the risk that the transactions described above may not be consummated or that the anticipated benefits from the transactions cannot be fully realized. An extensive list of factors that can affect future results are discussed in the reports filed with the Securities and Exchange Commission by ETE, ETP, Southern Union and Laclede. None of ETE, ETP, Southern Union or Laclede undertakes any obligation to update or revise any forward-looking statement to reflect new information or events.

For The Laclede Group:
Investor Contact:	Media Contact:
Scott W. Dudley Jr.	Jessica B. Willingham
314-342-0878	314-342-3300
sdudley@TheLacledeGroup.com	jwillingham@TheLacledeGroup.com

For Energy Transfer Equity, L.P., Energy Transfer Partners, L.P. and Southern Union Company:
Investor Contact:	Media Contact:
Brent Ratliff	Vicki Granado
214.981.0700	214-498-9272
Brent.Ratliff@energytransfer.com	vicki@granadopr.com

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